Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(6,278,230)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,345,490)
Dividend Income	246,867
Interest Income	310,055
ETF Transaction Fees	1,050
Total Income (Loss)	$(7,065,748)

Expenses
General Partner Management Fees	$82,321
Professional Fees	37,525
Brokerage Commissions	7,629
Directors' Fees and insurance	3,738
Total Expenses	$131,213
Net Income (Loss)	$(7,196,961)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/24	$133,143,465
Additions (100,000 Shares)	3,108,768
Withdrawals ((200,000) Shares)	(6,189,168)
Net Income (Loss)	(7,196,961)

Net Asset Value End of Month	$122,866,104
Net Asset Value Per Share (4,050,000 Shares)	$30.34

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596